Exhibit 99.1

Innodata Reports Fourth Quarter and Full Year 2024 Results

• Record 127% Q4 Growth and Significant New Wins

• Industry Innovation Fueling Strong 2025 Outlook

NEW YORK – February 20, 2025 – INNODATA INC. (Nasdaq: INOD) today reported results for the fourth quarter and the year ended December 31, 2024.

•	Revenue for the fourth quarter was $59.2 million, up 127% from revenue of $26.1 million in the same period last year.

•	Revenue for the year was $170.5 million, up 96% from revenue of $86.8 million in 2023.

•	Adjusted EBITDA was $14.1 million in the fourth quarter, compared to Adjusted EBITDA of $4.3 million in the same period last year.*

•	Adjusted EBITDA was $34.6 million in 2024, compared to Adjusted EBITDA of $9.9 million in 2023.*

•	Net income for the fourth quarter was $10.3 million, or $0.34 per basic share and $0.31 per diluted share, compared to a net income of $1.7 million, or $0.06 per basic share and $0.05 per diluted share, in the same period last year.

•	Net income for the year was $28.7 million, or $0.98 per basic share and $0.89 per diluted share, compared to a net loss of $0.9 million, or $0.03 per basic and diluted share, in 2023.

•	Cash, cash equivalents and short-term investments were $46.9 million as of December 31, 2024 and $13.8 million as of December 31, 2023.

* Adjusted EBITDA is defined below.

Jack Abuhoff, CEO, said, “Q4 was a record quarter and 2024 was a record year. Our Q4 revenues of $59.2 million were well above the high end of our Q4 revenue guidance of $52-$55 million. In Q4, we experienced accelerating business momentum across key strategic imperatives that we believe will serve our medium and long-term growth plans. The momentum we’re achieving gives us the confidence to forecast 2025 as another year of strong growth.

Specifically, we draw investors’ attention to several important factors that we believe demonstrate the accelerating growth in our business:

•	Expanding Relationship with Largest Customer. In Q4 and January, we were awarded additional programs and expansions with our largest customer valued at approximately $24 million of annualized run rate revenue. These recent awards expand our total annualized run rate revenue with this customer to approximately $135 million.

•	Expanding Relationships with Seven Other Big Tech Customers. We grew aggregate revenues from our seven other Big Tech customers (i.e., excluding our largest customer) by 159% in Q4 over Q3 of 2024. We believe this increased growth by our other Big Tech customers, which we hope will continue in 2025, serves as validation of our land and expand strategy, and we expect it will continue to diversify our revenue base. We are currently running several pilots with these customers that hold the promise of seven- or even eight-figure revenue opportunities, if won.

•	Industry Trends Creating Tailwinds. We believe we are positioned to benefit from recently announced AI-driven capex spending among the Magnificent Seven as well as innovation in hardware optimization, as most recently exemplified by Chinese AI research lab DeepSeek, that we expect will lower the cost of compute required for training and inferencing.

•	Investment. In 2025, we plan to re-invest a portion of our cash from operations back into the business to position ourselves for continued, multi-year growth while still guiding to growing our Adjusted EBITDA in 2025 over 2024.

•	Strong Balance Sheet. Our balance sheet is strong with $46.9 million in cash at year end and an undrawn $30 million credit facility giving us flexibility to execute our strategy.

•	2025 Guidance. We are forecasting 40% or more revenue growth in 2025 based primarily on won deals and near-in, forecastable business. We anticipate updating this guidance through the course of the year, much as we did in 2024.”

Abuhoff concluded, “I look forward to growing our business in 2025 as we position Innodata to become one of the greatest AI services companies and deliver superior returns for our shareholders.”

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

+1-800-549-8228	(North America)
+1 289-819-1520	(International)
Participant Access Code	83378

+1-888-660-6264	(North America Replay)
+1 289-819-1325	(International Replay)
Replay Passcode	83378

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/. Please note that the Webcast feature will be in listen-only mode.

Call-in replay will be available for seven days following the conference call, and Webcast replay will be available for 30 days following the conference call, at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/.

About Innodata

Innodata (Nasdaq: INOD) is a global data engineering company. We believe that data and Artificial Intelligence (AI) are inextricably linked. That’s why we’re on a mission to help the world’s leading technology companies and enterprises drive Generative AI / AI innovation. We provide a range of transferable solutions, platforms, and services for Generative AI / AI builders and adopters. In every relationship, we honor our 35+ year legacy delivering the highest quality data and outstanding outcomes for our customers.

Visit www.innodata.com to learn more.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements include, without limitation, statements concerning our operations, economic performance, financial condition, developmental program expansion and position in the generative AI services market. Words such as “project,” “forecast,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “guide,” “predict,” “likely,” “estimate,” “plan,” “potential,” “possible,” “promises,” or the negatives thereof, and other similar expressions generally identify forward-looking statements.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including, without limitation, impacts resulting from ongoing geopolitical conflicts, including between Russia and Ukraine, Hamas’ attack against Israel and the ensuing conflict and increased hostilities between Hezbollah and Israel and Iran and Israel; investments in large language models; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; pipeline opportunities and customer discussions which may not materialize into work or expected volumes of work; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; continuing reliance on project-based work in the Digital Data Solutions (DDS) segment and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; potential inability to replace projects that are completed, canceled or reduced; our DDS segment’s revenue concentration in a limited number of customers; our dependency on content providers in our Agility segment; the Company’s ability to achieve revenue and growth targets; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; a continued downturn in or depressed market conditions; changes in external market factors; the potential effects of U.S. monetary policy, including the interest rate policies of the Federal Reserve; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2024, as updated or amended by our other filings that we may make with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the U.S. federal securities laws.

Company Contact

Jelena Sutovic

Innodata Inc.

investor@innodata.com

(201) 371-8024

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors with greater transparency by providing investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors use to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with U.S. GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangible assets and goodwill, stock-based compensation, income (loss) attributable to non-controlling interests, non-recurring severance, and other one-time costs.

We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2024	2023	2024	2023
Revenues	$59,180	$26,112	$170,461	$86,775

Operating costs and expenses:

Direct operating costs	32,423	15,948	103,387	55,482
Selling and administrative expenses	15,503	8,203	42,738	30,975
Interest (income) expense, net	(94)	57	(149)	179
	47,832	24,208	145,976	86,636
Income before provision for income taxes	11,348	1,904	24,485	139
Provision for income taxes	1,045	248	(4,190)	1,028
Consolidated net income (loss)	10,303	1,656	28,675	(889)
Income attributable to non-controlling interests	7	4	15	19
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$10,296	$1,652	$28,660	$(908)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.34	$0.06	$0.98	$(0.03)
Diluted	$0.31	$0.05	$0.89	$(0.03)
Weighted average shares outstanding:
Basic	30,027	28,728	29,163	28,131
Diluted	33,625	31,983	32,177	28,131

Tax provision for the twelve months ending December 31, 2024 includes a net tax benefit of $5.4 million resulting from the recognition of deferred tax asset of the company’s accumulated net loss carry forward (NOLCO) and other deferred expenses for our US and UK entities.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$46,883	$13,806
Short term investments – other	14	14
Accounts receivable, net	28,013	14,288
Prepaid expenses and other current assets	6,090	3,969
Total current assets	81,000	32,077
Property and equipment, net	4,101	2,281
Right-of-use asset, net	4,238	5,054
Other assets	1,267	2,445
Deferred income taxes, net	7,492	1,741
Intangibles, net	13,353	13,758
Goodwill	1,998	2,075
Total assets	$113,449	$59,431

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable, accrued expenses and other	$17,455	$9,245
Accrued salaries, wages and related benefits	13,836	7,799
Income and other taxes	5,695	3,848
Long-term obligations – current portion	1,643	1,261
Operating lease liability - current portion	877	782
Total current liabilities	39,506	22,935
Deferred income taxes, net	32	22
Long-term obligations, net of current portion	6,744	6,778
Operating lease liability, net of current portion	3,778	4,701
Total liabilities	50,060	34,436
Non-controlling interests	(83)	(708)
STOCKHOLDERS' EQUITY	63,472	25,703
Total liabilities and stockholders’ equity	$113,449	$59,431

The company’s Deferred Tax Assets as of December 31, 2024 include deferred tax assets related to the company’s accumulated net loss carry forward (NOLCO) and other deferred expenses previously with a full valuation allowance.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Year Ended
	December 31,
	2024	2023
Cash flows from operating activities:
Consolidated net income (loss)	$28,675	$(889)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,796	4,716
Stock-based compensation	3,998	4,027
Deferred income taxes	(5,609)	(276)
Provision for doubtful accounts	804	426
Pension cost	1,237	1,046
Loss on lease termination
Changes in operating assets and liabilities:
Accounts receivable	(14,688)	(5,116)
Prepaid expenses and other current assets	(2,233)	372
Other assets	1,177	(171)
Accounts payable, accrued expenses and other	7,916	(490)
Accrued salaries, wages and related benefits	6,063	1,653
Income and other taxes	1,879	605
Net cash provided by operating activities	35,015	5,903

Cash flows from investing activities:
Capital expenditures	(7,741)	(5,564)
Proceeds from short term investments - others	-	493
Net cash used in investing activities	(7,741)	(5,071)

Cash flows from financing activities:
Proceeds from exercise of stock options	6,668	3,324
Withholding taxes on net settlement of restricted stock units	(97)	-
Payment of long-term obligations	(513)	(452)
Net cash provided by financing activities	6,058	2,872

Effect of exchange rate changes on cash and cash equivalents	(255)	310

Net increase in cash and cash equivalents	33,077	4,014

Cash and cash equivalents, beginning of year	13,806	9,792

Cash and cash equivalents, end of year	$46,883	$13,806

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
Consolidated	2024	2023	2024	2023
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$10,296	$1,652	$28,660	$(908)
Provision for income taxes	1,045	248	(4,190)	1,028
Interest expense	97	105	287	400
Depreciation and amortization	1,577	1,237	5,796	4,716
Severance**	-	-	-	580
Stock-based compensation	1,117	1,029	3,998	4,027
Non-controlling interests	7	4	15	19
Adjusted EBITDA - Consolidated	$14,139	$4,275	$34,566	$9,862

	Three Months Ended December 31,		Year Ended December 31,
DDS Segment	2024	2023	2024	2023
Net income attributable to DDS Segment	$8,954	$974	$25,446	$223
Provision for income taxes	1,102	246	(4,081)	1,018
Interest expense	96	104	283	395
Depreciation and amortization	711	351	2,224	1,161
Severance**	-	-	-	33
Stock-based compensation	1,373	986	3,896	3,511
Non-controlling interests	7	4	15	19
Adjusted EBITDA - DDS Segment	$12,243	$2,665	$27,783	$6,360

	Three Months Ended December 31,		Year Ended December 31,
Synodex Segment	2024	2023	2024	2023
Net income attributable to Synodex Segment	$935	$238	$1,908	$219
Depreciation and amortization	97	144	503	623
Severance**	-	-	-	6
Stock-based compensation	(235)	(10)	(99)	167
Adjusted EBITDA - Synodex Segment	$797	$372	$2,312	$1,015

	Three Months Ended December 31,		Year Ended December 31,
Agility Segment	2024	2023	2024	2023
Net income (loss) attributable to Agility Segment	$407	$440	$1,306	$(1,350)
Provision for income taxes	(57)	2	(109)	10
Interest expense	1	1	4	5
Depreciation and amortization	769	742	3,069	2,932
Severance**	-	-	-	541
Stock-based compensation	(21)	53	201	349
Adjusted EBITDA - Agility Segment	$1,099	$1,238	$4,471	$2,487

**Represents non-recurring severance incurred for a reduction in headcount in connection with the re-alignment of the Company’s cost structure.

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE BY SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues:
DDS	$51,289	$19,646	$141,098	$61,576
Synodex	2,070	1,807	7,864	7,511
Agility	5,821	4,659	21,499	17,688
Total Consolidated	$59,180	$26,112	$170,461	$86,775